Exhibit 99.1

FOR IMMEDIATE RELEASE

VEREIT® Provides Company and COVID-19 Update

PHOENIX, AZ, June 17, 2020 -- VEREIT, Inc. (NYSE: VER) ("VEREIT" or the "Company") today announced updated information on its real estate portfolio and balance sheet in response to the ongoing coronavirus (COVID-19) pandemic.

Real Estate Portfolio Update

As of June 16, 2020, VEREIT had received approximately 84% of April rent, 84% of May rent and 82% of June rent, which includes approximately 2% to be paid in arrears by a Government agency tenant. VEREIT is in ongoing discussions with tenants regarding unpaid rent. The property type breakdown is as follows:

Property Type	April	May	June
Total Retail	86%	86%	86%
Casual Dining	27%	37%	29%
Quick Service	78%	77%	78%
Total Restaurant	49%	54%	50%
Total Office	98%	96%	96%
Total Industrial	99%	99%	94%
Similar to prior months, VEREIT expects to collect additional rent through the end of June which may increase the total percentage collected for the month.

VEREIT continues to have one of the highest collection rates as compared to its peers and other retail segments driven by its property type diversification, industry breakdown, investment-grade tenancy, public versus private ownership, and geographic diversity. Our combined allocation in excess of 80% to single-tenant Office & Industrial, High Collection/Necessity based Retail and Quick-Service Restaurants has provided a good baseline for rental collection during this uncertain environment. We are also seeing some positive movement in certain categories as parts of the country reopen and are coordinating rental payments with some tenants.

Nareit Sector Comparison

Property Type	April	May
Free-Standing Retail	71.4%	70.1%
Shopping Center	45.6%	47.7%
Office	93.3%	92.1%
Industrial	98.6%	95.7%
Note: June data not available at this time

Rent relief requests have been received from tenants representing approximately 33% of rental income on an annualized basis as of June 16, 2020, including some tenants that paid April, May and/or June rent. These requests vary in time frame, but are concentrated within the two to four month range. The property type breakdown is as follows:

Property Type
Total Retail	28%
Casual Dining	81%
Quick Service	52%
Total Restaurant	69%
Total Office	8%
Total Industrial	28%

Further rent collection and relief request details can be found in VEREIT's investor presentation filed today and available on VEREIT's corporate website at http://ir.vereit.com/Presentations.

Balance Sheet Update
As of June 16, 2020 VEREIT had corporate liquidity of approximately $1.2 billion comprised of $101.0 million in cash and cash equivalents and $1.1 billion of availability under its credit facility.

Credit Rating Agency Update
VEREIT has investment-grade ratings from all three credit agencies as described below with Fitch completing a review in March 2020 with no changes, Moody's in June 2020 with no changes and S&P maintaining its prior rating with no changes:

Rating Agency	Rating	Outlook
Fitch	BBB	Stable
Moody's	Baa3	Positive
S&P	BBB-	Stable

About the Company
VEREIT is a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S.  The Company has total real estate investments of $14.8 billion including approximately 3,900 properties and 89.5 million square feet. VEREIT's business model provides equity capital to creditworthy corporations in return for long-term leases on their properties. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. VEREIT uses, and intends to continue to use, its Investor Relations website, which can be found at www.VEREIT.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.  Additional information about VEREIT can be found through social media platforms such as Twitter and LinkedIn.

About the Data
Rent collection percentages disclosed are based on contractual rent and recoveries paid by tenants to cover estimated tax, insurance and common area maintenance expenses, including the Company's pro rata share of such amounts related to properties owned by unconsolidated joint ventures. Amounts exclude any tenants in bankruptcy.
Nareit Data
The comparison table shows the estimated REIT rent collections in April and May as a share of typical rent collections. The results are displayed by property sector and are weighted by respondent REIT equity market capitalization. Further details and research methodology can be found through Nareit's REIT Industry May 2020 Rent Collections research.

Forward-Looking Statements
Information set forth herein contains “forward-looking statements” (within the meaning of the federal securities laws, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s expectations and projections regarding future events and plans, the Company’s future financial condition, results of operations, liquidity and business, including acquisitions, rent receipts, rent relief requests, debt levels, the payment of future dividends and the impact of COVID-19 on the Company’s business. Generally, the words “anticipates,” “assumes,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond the Company’s control, that could cause actual events and plans or could cause the Company’s business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. Further, information regarding historical rent collections should not serve as an indication of future rent collections.
The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the duration and extent of the impact of COVID-19 on our business and the businesses of our tenants (including their ability to timely make rent payments) and the economy generally; federal or state legislation or regulation that could impact the timely payment of rent by tenants in light of COVID-19; the Company’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the Company’s ability to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all; risks associated with tenant, geographic and industry concentrations with respect to the Company’s properties; risks accompanying the management of its industrial partnership and office partnership; the impact of impairment charges in respect of certain of the Company’s properties; unexpected costs or liabilities that may arise from potential dispositions, including related to limited partnership, tenant-in-common and Delaware statutory trust real estate programs and the Company’s management with respect to such programs; competition in the acquisition and disposition of properties and in the leasing of its properties including that the Company may be unable to acquire, dispose of, or lease properties on advantageous terms or at all; risks associated with bankruptcies or insolvencies of tenants, from tenant defaults generally or from the unpredictability of the business plans and financial condition of the Company’s tenants, which are heightened as a result of the COVID-19 pandemic; risks associated with the Company’s substantial indebtedness, including that such indebtedness may affect the Company’s ability to pay dividends and that the terms and restrictions within the agreements governing the Company’s indebtedness may restrict its borrowing and operating flexibility; the ability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

Media Contact
Parke Chapman
Rubenstein Associates
212.843.8489 | PChapman@Rubenstein.com

Investor Contact
Bonni Rosen, Senior Vice President, Investor Relations
VEREIT
877.405.2653 | BRosen@VEREIT.com